Securities and Exchange Commission
450 5th Street
Washington, DC 20549




We have read and agree with the comments in Item 4 of Form 8-K (Amendment #1) of AutoCorp Equities dated March 15, 2001




Hurley & Company

Granada Hills, California
March 27, 2001